UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________

SCHEDULE 14A INFORMATION
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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TRISTATE CAPITAL HOLDINGS, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filings proxy statement if other than the registrant)
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TriState Capital Holdings, Inc.
One Oxford Centre, Suite 2700
301 Grant Street Pittsburgh, PA 15219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 17, 2018

To the Shareholders of TriState Capital Holdings, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of TriState Capital Holdings, Inc. (“TriState Capital”), will be held on Thursday, May 17, 2018, at 9:00 a.m., Eastern Time, at the offices of TriState Capital, located at One Oxford Centre, 301 Grant Street, Suite 2900, Pittsburgh, PA 15219, for the purpose of considering and voting on the following matters:

1.	The election of three (3) Class II directors;

2.	The ratification of KPMG LLP as independent registered public accounting firm; and

3.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record of TriState Capital at the close of business on April 2, 2018, are entitled to notice of, vote and attend such meeting or any adjournment thereof.

Your vote is important. In order to assure your representation at the Annual Meeting, please mark, sign, date and return the enclosed proxy as soon as possible in the enclosed envelope (no postage is required for mailing in the United States) or vote by Internet or by telephone as described in the enclosed materials.

By Order of the Board of Directors,

James F. Bauerle, Secretary

Pittsburgh, Pennsylvania
April 16, 2018

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 17, 2018.

Copies of the documents included in this mailing, including the Proxy Statement and our Annual Report, are also available at http://www.tscbank.com/annualmeetingmaterials.

TRISTATE CAPITAL HOLDINGS, INC.

PROXY STATEMENT - TABLE OF CONTENTS

TRISTATE CAPITAL HOLDINGS, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2018

INTRODUCTION

The board of directors (the “Board”) of TriState Capital Holdings, Inc. (“TriState Capital” or the “Company”) is soliciting proxies so that you can vote at its Annual Meeting of Shareholders and any adjournments of that meeting (the “Annual Meeting”), which will be held as set forth in the accompanying Notice of Meeting. Even if you currently plan to attend the meeting, we urge you to vote by proxy before the meeting to ensure that your vote will be counted.

MEETING INFORMATION

Voting Procedures and Revocation

If you are a Record Holder. There are three ways you can vote by proxy:

•	You may vote over the Internet by going to https://www.cesvote.com and entering your control number that appears in the Proxy Materials you receive by mail.

•	You may vote by telephone by calling 1-888-693-8683 and following the recorded instructions. If you vote by telephone, you will also need your control number.

•	You may vote by filling out the proxy card accompanying the copy of this Proxy Statement you receive by mail and sending it back in the envelope provided.

The deadline for record holders to vote by telephone or over the Internet is 3:00 a.m., Eastern Time on May 17, 2018.

If you are a record holder you can revoke your proxy at any time before the vote is taken at the Annual Meeting by submitting to the Company’s Corporate Secretary written notice of revocation, which you can do at the meeting if you attend or by timely submitting a properly executed proxy of a later date. Written notices of revocation and other communications about revoking proxies should be addressed to TriState Capital Holdings, Inc., One Oxford Centre, Suite 2700, 301 Grant Street, Pittsburgh, PA 15219, ATTN: Corporate Secretary.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with the instructions received. If you sign and return your proxy card without giving specific voting instructions, your proxy will be voted in accordance with the Board’s recommendations below. Except for procedural matters incident to the conduct of the Annual Meeting, TriState Capital does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies in their discretion on such matters as recommended by a majority of the Board.

If Your Shares Are Held in Brokerage Accounts or Street Name. Your broker or nominee is the record holder of your shares and you are considered the “beneficial owner” of the shares. As the beneficial owner you have the right to direct your record holder as to how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. As a result, you received these Proxy Materials from your broker or nominee together with instructions as to how to direct the broker or nominee to vote your shares.

It is important for you to give your broker instructions as to how to vote your shares. Pursuant to the rules of the NASDAQ, brokers or other nominees may not exercise discretionary voting power on non-routine matters. Brokers and other nominees who are NASDAQ members have discretionary voting power only with respect to routine matters, such as the ratification of the selection of KPMG LLP as our independent registered public accounting firm. As a result, your broker or nominee will not be able to vote them and a broker non-vote will be deemed to have occurred as to your shares regarding the election of directors (but not regarding the ratification of KPMG LLP) unless you return your voting instruction form or submit your voting instructions by telephone or over the Internet in accordance with the instructions you received from your broker or nominee with this Proxy Statement.

We urge all shareholders having stock in street name to give instructions to their broker or nominee so that their votes are counted.

If your shares are held in street name and after you give voting instructions to your broker or nominee you wish to revoke those instructions you will need to follow the instructions of your broker or nominee regarding the revocation of your instructions.

Recommendations of the Board

For the reasons set forth in more detail later in this Proxy Statement, the Board recommends you vote:

•	FOR the election of James F. Getz, Kim A. Ruth and Richard B. Seidel as Class II members of the Board; and

•	FOR ratification of KPMG LLP as our independent registered public accounting firm.

Record Date; Quorum; Required Vote

The securities that can be voted at the Annual Meeting consist of all issued and outstanding shares of the common stock, without any par value per share, of TriState Capital (the “common stock”) with each share entitling its owner to one (1) vote on all matters. Only holders of record of common stock at the close of business on April 2, 2018, (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. There were 146 record holders of common stock and 28,976,214 shares of common stock issued and outstanding as of the Record Date.

A quorum is required for the transaction of business at the Annual Meeting. A quorum is the presence at the meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting. Abstentions and broker non-votes are counted for purposes of determining presence or absence of a quorum, but are not considered a vote cast under the Pennsylvania Business Corporation Law of 1988, as amended.

The vote required for the two proposals identified in the Notice of Meeting is as follows:

1.	Election of three Class II directors - the duly nominated candidates receiving the highest number of votes will be elected; and

2.	The ratification of KPMG LLP as independent registered public accounting firm - a majority of the votes cast by all holders of our common stock at the meeting.

In all cases, abstentions and broker non-votes will have no effect on the vote or in determining whether the required number of votes has been received.

Solicitation of Proxies

The cost of soliciting proxies in the form enclosed herewith will be borne by TriState Capital. In addition to the solicitation of proxies by mail, Internet, and telephone, TriState Capital, through its directors, officers and regular employees, may also solicit proxies personally or by telephone. TriState Capital also may request persons, firms and corporations holding shares of common stock in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners, and TriState Capital will reimburse the holders for their reasonable expenses in so doing.

This statement is first being mailed to the shareholders of TriState Capital on or about April 16, 2018.

PROPOSALS FOR SHAREHOLDER ACTION

PROPOSAL 1
ELECTION OF DIRECTORS

General

The Bylaws of TriState Capital provide that the Board will consist of not less than five (5) nor more than fourteen (14) members. The Board currently consists of thirteen (13) members, separated into four (4) classes, with each class having as nearly as possible the same number of directors. The terms of the classes are staggered so that one class of directors is elected each year for a term of four (4) years.

Director Nominees

Certain information about the nominees for director, each of whom is presently a member of the Board, is set forth below:

Name	Age	Principal Occupation	Board Class	Director Since
James F. Getz	71	Chairman, President, Chief Executive Officer and Director of the Company	II	2006

Kim A. Ruth	63	Managing Director, Apex Partners, a Texas based investment banking firm that serves the merger and acquisition, and capital markets requirements of middle market companies.	II	2017

Richard B. Seidel	76	Chairman, Girard Private Investment Group, LLC; Chairman (retired) of Girard Partners, Ltd., a registered investment advisory firm, and of Girard Capital, LLC, a registered broker-dealer.	II	2007

The Board of Directors Recommends a Vote “FOR” the Election of James F. Getz, Kim A. Ruth and Richard B. Seidel as Class II Members of the Board.

PROPOSAL 2
RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018

The Audit Committee recommends ratification of KPMG LLP as our independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2018, to report on our internal controls and our consolidated statement of financial position and related statements of income of us and our subsidiaries, and to perform such other appropriate accounting services as our Board may require. KPMG LLP has advised us that they are an independent registered public accounting firm with respect to us, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC.

KPMG LLP served as our independent registered public accounting firm for the year ended December 31, 2017. We expect that a representative of KPMG LLP will attend our Annual Meeting.

Fees for professional services provided by KPMG LLP in each of the last two fiscal years, in each of the following categories, were:

	2017	2016
Audit fees	$580,500	$570,000
Audit related fees	72,000	—
Total	$652,500	$570,000

Fees for audit services include fees associated with the audit of the Company’s annual consolidated financial statements included in the Company’s Form 10-K, the reviews of the consolidated financial statements included in the Company’s Forms 10-Q, accounting consultation and management’s assertions regarding effectiveness of internal controls in compliance with the Federal Deposit Insurance Corporation Improvement Act, and the audit of the Company’s broker/dealer subsidiary. Audit fees for 2016 include $65,000 of one-time fees related to The Killen Group acquisition. Audit related fees include one-time costs associated with acquisitions, new accounting pronouncements and other non-recurring SEC filings.

The Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm to assure that the provision of such services does not impair their independence.

The Board of Directors Recommends a Vote “FOR” the Ratification of KPMG LLP as TriState Capital’s Independent Registered Public Accounting Firm for 2018.

BOARD AND COMMITTEE MATTERS

General

Our board of directors is composed of 13 members and is divided into four classes of directors, serving staggered four-year terms. Approximately one-fourth of our board of directors is elected by the shareholders at each annual shareholders’ meeting for a term of four years, and the elected directors hold office until their successors are duly elected and qualified or until their earliest of death, resignation or removal.

The board of directors of TriState Capital Bank also consists of 13 members, all of whom are members of our board of directors and elected by TriState Capital as sole shareholder. The board of directors of Chartwell Investment Partners, LLC consists of five members all of whom are elected by TriState Capital as sole shareholder. The board of directors of Chartwell TSC Securities Corp. consists of four members, all of whom are elected by TriState Capital as sole shareholder.

In connection with the original investment of Lovell Minnick in preferred stock of TriState Capital, which was converted into common stock as part of our initial public offering in May 2013, James E. Minnick, as the designee of the funds, became one of our directors and a director of TriState Capital Bank in August 2012. Under our agreements with the Lovell Minnick funds, as modified in connection with our initial public offering, we agreed that, for so long as the Lovell Minnick funds collectively own more than 4.9% of our outstanding common stock, when Mr. Minnick’s term as a director ends we will cause one nominee of the Lovell Minnick funds to be nominated for election to our board of directors. Mr. Minnick has been nominated and elected to our board of directors in accordance with those agreements.

The following table sets forth certain information regarding our directors and named executive officers as of December 31, 2017:

Name	Age	Position with TriState Capital Holdings, Inc.	Position with TriState Capital Bank	Director Since	Director Until / Class
David L. Bonvenuto	50	Director	Director	2015	2021 / Class I
Anthony J. Buzzelli	69	Director	Director	2014	2020 / Class IV
Helen Hanna Casey	69	Director	Director	2006	2020 / Class IV
E.H. (Gene) Dewhurst	71	Director	Director	2006	2019 / Class III
James J. Dolan	63	Director	Director	2006	2021 / Class I
Brian S. Fetterolf	47	Vice President and Director	President, Chief Executive Officer, and Director	2017	2020 / Class IV
James F. Getz	71	Chairman, President, Chief Executive Officer, and Director	Chairman and Director	2006	2018 / Class II
James E. Minnick	69	Director	Director	2012	2020 / Class IV
Kim A. Ruth	63	Director	Director	2017	2018 / Class II
A. William Schenck III	74	Vice Chairman and Director	Vice Chairman and Director	2006	2019 / Class III
Richard B. Seidel	76	Director	Director	2007	2018 / Class II
Mark L. Sullivan	70	Vice Chairman, Chief Financial Officer, and Director	Vice Chairman, Chief Financial Officer, and Director	2006	2021 / Class I
John B. Yasinsky	78	Director	Director	2006	2019 / Class III

Board of Directors and Executive Officers

A brief description of the background of each of our directors and executive officers is set forth below. Certain of our executive officers also serve as directors for TriState Capital and TriState Capital Bank. No director or executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or executive officer.

David L. Bonvenuto. Mr. Bonvenuto is the President and CEO of Oberg Industries, Inc., a privately-held contract manufacturer specializing in precision metalworking with a focus on the medical device, energy, aerospace/defense and metal packaging end markets. Prior to becoming CEO of Oberg Industries, Inc., Mr. Bonvenuto served that company as Chief Financial Officer and Executive Vice President and General Manager of its Oberg Medical Inc. Division. A cum laude graduate of West Virginia University, where he majored in business administration with an emphasis in accounting, he is a member of the board of directors of Oberg Industries, Inc. and is a member of the board of directors, and Vice Chairman, of Catalyst Connection. Mr. Bonvenuto’s management, financial, accounting and auditing experience, as well as his longstanding knowledge of and relationships in the Pittsburgh business community, qualify him to serve on our board of directors.

Anthony J. Buzzelli. Mr. Buzzelli is a former partner with Deloitte & Touche, LLP where he spent 40 years, retiring as Vice Chairman and Regional Managing Partner for the Pacific Southwest. He was also the National Managing Partner, U. S. Regions, and served on the firm’s Executive Committee and was a member of its board of directors and operating committee. He is currently a member of the Board of Visitors of Penn State Smeal College of Business and of the boards of directors of American Automobile Association, ACE (Southern California AAA) and MedStar Health, Inc. He was a previous board member of the Los Angeles Music Center, L.A. Chamber of Commerce, L.A. Police Foundation, World Affairs Council, and Town Hall Los Angeles, and a member of the board of advisors of the U.C.L.A. School of Public Affairs. In addition, Mr. Buzzelli was Chairman of the Southern California Leadership Network and Trustee and Audit Committee Chairman of the California Science Center. Mr. Buzzelli’s extensive financial, accounting and auditing experience, as well as his longstanding knowledge of and relationships in the Pittsburgh business community, qualify him to serve on our board of directors and as Chairman of our Audit Committee.

Helen Hanna Casey. Since 1991 Ms. Casey has served as president and as a director of Hanna Holdings, Inc., a real estate firm headquartered in Pittsburgh, Pennsylvania. She is also a president/CEO of Howard Hanna Real Estate Services, a subsidiary of Hanna Holdings, Inc., a large residential real estate brokerage company. Since 1987, she has served on the board of directors of West Penn Multi-List, Inc., a company that provides real estate listing services. In addition, since 2007, she has served on the board of directors of the Strategic Investment Fund, a private source of financing for real estate projects in the City of Pittsburgh and surrounding regions. She has served as a member of the executive committee of the Allegheny Conference on Community Development and chairwoman of Greater Pittsburgh Chamber of Commerce. A graduate of Georgian Court University, Ms. Casey holds the professional designations of GRI (Graduate Realtors Institute) and CRB (Certified Residential Broker). Ms. Casey’s real estate industry experience as well as her business and civic leadership roles and experience qualify her to serve on our board of directors.

E.H. (Gene) Dewhurst. Since 1992 Mr. Dewhurst has served as vice president-finance and treasurer, and since 1998 as a director, of the affiliated Falcon Seaboard entities, based in Houston, Texas. Falcon Seaboard is a diversified group of affiliated companies with interests in industries including energy production, services, and investments. Mr. Dewhurst has also been actively involved in the banking industry, spending twenty years working as a corporate lender and subsequently serving on bank boards of directors, prior to joining TriState Capital’s and TriState Capital Bank’s boards of directors. He also was, from 2003 to 2009, a director of the United Fuel & Energy Corporation, a publicly-traded distributor of gasoline, diesel and lubricant products that was acquired by Southern Counties Oil Co. in 2009. He is actively involved in civic and religious organizations. He currently serves as a director on several boards including Biblica, Inc., The Houston Symphony Society, The Houston Symphony Endowment, the Greater Houston Partnership, The David Dewhurst Foundation and the Homewood Property Owners Association, Inc. A graduate of the University of Texas, Austin, and the Southwestern Graduate School of Banking at Southern Methodist University, Mr. Dewhurst’s experience in banking and as an investment and corporate financial professional for multiple, diversified entities, including his ability to interpret capital markets, assess financial statements and projections, comprehend capital demand and analyze risk associated with asset allocation, qualify him to serve on our board of directors and as Chairman of our Risk Committee.

James J. Dolan. Mr. Dolan is a managing member of Voyager Holdings, LLC. Voyager Holdings is a diversified company that invests in and operates businesses in the technology, financial service, aviation and natural resource industries. Mr. Dolan also serves as chairman of Ascent Data, a company he founded in 2009 that provides cloud computing solutions and data center services to middle market companies and legal firms. Mr. Dolan’s prior financial services industry experience includes tenure as a senior officer of Federated Investors, Inc. for 19 years where he served as President and Chief Executive Officer of Federated Services Company, a provider of shareholder services, marketing, distribution, custody, transfer agency and technology products to regulated companies and investment advisors. Mr. Dolan previously served as Chairman and CEO of Liberty Bank and Trust Company, and he currently serves on the board of directors of PlanMember Services Corp., a large asset management company. A graduate of Villanova University and Duquesne University School of Law, Mr. Dolan’s experience as a director and officer of banks and other financial service companies, and his extensive and diverse managerial experience, qualify him to serve on our board of directors and as Chairman of our Compensation Committee.

Brian S. Fetterolf. Mr. Fetterolf is President and Chief Executive Officer of TriState Capital Bank, Vice President of the Company, and a Director of both the Company and TriState Capital Bank. Mr. Fetterolf has more than 20 years of financial services industry experience and has been with TriState Capital since 2009. He has held numerous positions with TriState Capital including General Counsel and Chief Risk Officer. He was named President of TriState Capital Bank in 2015 and Chief Executive Officer in 2017. He also has been the President of Chartwell TSC Securities Corp., the Company's broker/dealer subsidiary that facilitates the wholesale marketing of Chartwell Funds and The Berwyn Funds, since 2017. Prior to becoming President of the Bank, Mr. Fetterolf was a Senior Vice President in the Special Situations Advisory Group of Macquarie Capital Advisors, and the head of structuring for Macquarie’s U.S. Commercial Real Estate Finance Group based in Chicago. He also worked with LaSalle Bank/ABN Amro in Chicago and New York as Director of Structured Financial Products in the Commercial Real Estate Debt Capital Markets Group. Prior to his employment within financial services, he practiced as a corporate finance attorney with a Pittsburgh law firm and served as internal counsel with a financial services technology company. Mr. Fetterolf also is the President of Crosshair Ventures, LLC, which is the general partner of Crosshair Ventures, L.P., a family partnership. Mr. Fetterolf serves as the Chairman of the Pittsburgh Benefit for the Navy SEAL Foundation, and on the Western Pennsylvania Committee for the Bucknell University Annual Fund. He is a graduate of Bucknell University (B.A.), Boston

College Law School (J.D.) and the University of Pittsburgh (M.B.A.). Mr. Fetterolf’s financial services industry experience as well as his business and civic leadership roles qualify him to serve on our board of directors.

James F. Getz. Mr. Getz is Chairman, President, Chief Executive Officer and Director of the Company. He also serves as Chairman and Director of the Board of TriState Capital Bank and Chartwell Investment Partners, LLC. He has spent his entire career in the financial services industry, having held multiple senior positions with Federated Investors, Inc., including as a director of that company and as President of Federated Securities Corporation. He also served as President and Director of Federated Bank & Trust Company. A graduate of King’s College, Mr. Getz holds a master’s degree from Villanova University. He previously served on the board of directors of King’s College. Mr. Getz’s extensive business, banking, investment management and public company experience, as well as his long-standing business and banking relationships within our primary markets, qualify him to serve on our board of directors and as Chairman of the Board.

James E. Minnick. Mr. Minnick is Co-Chairman and has served as a member of the board of managers of Lovell Minnick Partners LLC, a Philadelphia, Pennsylvania, private equity firm, since 1999. Before forming that firm, Mr. Minnick was President and CEO of Morgan Grenfell Capital Management, an indirect subsidiary of Deutsche Bank, and an officer of SEI Investments and A.G. Becker Company. A graduate of the University of Denver, Mr. Minnick holds directorships with LSQ Funding LLC, CenterSquare Investment Management LLC, and Lincoln Investment Planning, LLC. Mr. Minnick is also actively involved with Children’s Hospital of Philadelphia and The Episcopal Academy. Mr. Minnick’s career-long activities supporting growth and development of commercial, financial and charitable enterprises qualify him to serve on our board of directors.

Kim A. Ruth. Ms. Ruth served as Chairman of the Houston Region of Bank of Texas, a division of BOK Financial Corporation, from September 2014 through November 2015. Prior to that position, Ms. Ruth served for 20 years in different capacities at Bank of America, including five years as its Texas State President and 10 years as its Houston Market President, moving to Bank of America from commercial banking positions at JPMorgan Chase (formerly Texas Commerce Bank) and State Street Bank. During her last year at Bank of America she was one of 11 regional managers for Merrill Lynch, Bank of America's wealth management advisory business. A cum laude graduate of Bucknell University, she serves on the boards of the Holocaust Museum of Houston and Greater Houston Community Foundation and has served on many other nonprofit boards in the Houston, Texas, area, including the United Way of Houston. Ms. Ruth’s experience in banking and wealth management advisory businesses, as well as her management experience, qualify her to serve on our board of directors.

A. William Schenck III. Mr. Schenck serves as Vice Chairman and Director of both the Company and TriState Capital Bank. Mr. Schenck’s prior experience includes service as Secretary, Pennsylvania Department of Banking, Chairman and CEO, Fleet Mortgage Group, Vice Chairman, Great Western Financial Corporation, and multiple executive and managerial roles at PNC Bank. Mr. Schenck has also played an active role in numerous civic and economic development enterprises, including the Allegheny Conference on Community Development, the Pennsylvania Economy League, the Pennsylvania Housing Finance Agency and a number of boards and agencies of Pennsylvania state government. A graduate of the University of Virginia, Mr. Schenck’s career in banking, business, community and government service qualify him to serve on our board of directors.

Richard B. Seidel. From 1997 until 2014 Mr. Seidel served as the Chairman of Girard Partners, Ltd., a registered investment advisory firm. In addition, from March 2009 until 2014 he served as the Chairman of Girard Capital, LLC a registered broker-dealer. He currently serves on the board of directors of Wilmington Funds, a mutual fund affiliate of M&T Bank. Mr. Seidel’s other financial services industry experience includes development of a proprietary mutual fund for a bank and multiple legal and banking roles with Girard Bank, N.A. A graduate of Georgetown University and St. John’s University School of Law, Mr. Seidel’s extensive experience in banking and investment management qualify him to serve on our board of directors.

Mark L. Sullivan. Mr. Sullivan served as the Vice Chairman and Chief Financial Officer of both the Company and TriState Capital Bank from their inception until December 31, 2017. He continues to serve as Vice Chairman and Director of both the Company and TriState Capital Bank. As a certified public accountant, Mr. Sullivan was a partner of Ernst & Young and Price Waterhouse for more than 20 years. For those firms, he had client responsibility involving banking and business enterprises such as M&T Bank, Ford Motor, Dow Chemical and H.J. Heinz. A graduate of Providence College and Babson College (M.B.A.), Mr. Sullivan is qualified by reason of his accounting and finance experience, along with his banking experience and relationships within the Pittsburgh community, to serve as a director of our Company.

John B. Yasinsky. Mr. Yasinsky is the retired chairman and chief executive officer of OMNOVA Solutions Inc., Fairlawn, Ohio, a specialty chemicals and building products company. He was previously a director of A. Schulman, Inc. Akron, Ohio, (retired December 2014) and CMS Energy Corp., Jackson, Michigan, (retired May 2015). Prior to joining OMNOVA he served as the chairman and CEO of GenCorp., Fairlawn, Ohio, as well as Group President, Westinghouse Electric Company. Mr. Yasinsky is a graduate of Wheeling Jesuit University, the University of Pittsburgh (M.S.) and Carnegie-Mellon University (Ph.D.). His business and management experience qualify him to serve on our board of directors and as Chairman of our Nominating and Corporate Governance Committee.

Corporate Governance Principles and Board Matters

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our board of directors has adopted Corporate Governance Guidelines that set forth the framework within which our board of directors, assisted by its committees, directs the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of our board of directors, director independence, compensation of directors, management succession and review, board committees and selection of new directors. In addition, our board of directors has adopted Codes of Business Conduct and Ethics that apply to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. Our Corporate Governance Guidelines, as well our Codes of Business Conduct and Ethics, are available on our investor relations website at http://investors.tristatecapitalbank.com. We expect that any amendments to our Codes of Business Conduct and Ethics, or any waivers of their requirements, will be disclosed on our investor relations website, as well as any other means required by NASDAQ rules.

Director qualifications. We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders. When considering potential director candidates, our board of directors also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy, and experience in the context of our needs and those of the board of directors.

We have no formal policy regarding the diversity of our board of directors. Our Nominating and Corporate Governance Committee and board of directors may therefore consider a broad range of factors relating to the qualifications and background of nominees. Our Nominating and Corporate Governance Committee’s and our board’s priority in selecting board members is identification of persons each of whom will further the interests of our shareholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members and professional and personal experiences and expertise relevant to our growth strategy. Our Nominating and Corporate Governance Committee implements this goal as part of its nomination process and assesses its implementation during both the nomination process and as part of the committee’s self-assessment process.

Director independence. Under the rules of NASDAQ, independent directors must comprise a majority of our board of directors. The rules of NASDAQ, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Our board of directors has evaluated the independence of its members based upon the rules of NASDAQ and the SEC, including as applicable those regarding members of particular committees of our board on which they serve. Applying these standards, our board of directors has affirmatively determined that each of our current directors is an independent director, with the exception of James F. Getz, our Chairman, Chief Executive Officer and President; A. William Schenck III, our Vice Chairman; Mark L. Sullivan, our Vice Chairman and Brian S. Fetterolf, Chief Executive Officer and President of TriState Capital Bank. Messrs. Getz, Schenck, Sullivan, and Fetterolf are also employees of TriState Capital Bank and Mr. Getz is also an officer of Chartwell Investment Partners, Inc. and a director of Chartwell TSC Securities Corp. For additional information, see “Certain Relationships and Related Party Transactions.”

Leadership structure. Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the board of directors because our board of directors believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of our board of directors. Our board of directors has determined that having our Chief Executive Officer serve as Chairman of the board of directors is in the best interests of our shareholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking and investment management industries. Our board of directors views this arrangement as also providing an efficient nexus between our organization and the board of directors, enabling our board of directors to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before our board of directors in a timely manner. Because the positions of President, Chief Executive Officer and Chairman are held by the same person, our board of directors has established a Lead Independent Director position for which one of our directors is elected by the non-employee directors biennially. Mr. Buzzelli currently serves as the Lead Independent Director. The Lead Independent Director coordinates the activities of the other non-employee directors.  The Lead Independent Director’s responsibilities include presiding at executive sessions of the Board, and other responsibilities that may be assigned by the non-employee directors.

Compensation committee interlocks and insider participation. None of our independent directors, including those who are members of our Compensation Committee, is an officer or employee of TriState Capital or its subsidiaries. In addition, none of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees consist of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Risk Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. Currently, this same committee structure and membership composition is in place at TriState Capital Bank as well.

Audit Committee. The Audit Committee assists our board of directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of our internal audit function and that of our independent auditors. Among other things, the Audit Committee annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates and determines the compensation of our independent auditors; reviews and approves the scope of the annual audit and the financial statements; reviews disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information; and oversees investigations into complaints concerning financial matters, if any.

The Audit Committee works closely with our management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding to engage, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The members of the Audit Committee are Messrs. Bonvenuto, Buzzelli, Dewhurst and Seidel, each of whom satisfies the applicable independence and other requirements of the SEC and NASDAQ for audit committees. Mr. Buzzelli is the chairperson of our Audit Committee and serves as our “audit committee financial expert,” as required under the applicable rules of the SEC and NASDAQ.

The Audit Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The charter of the Audit Committee is available on our investor relations website at http://investors.tristatecapitalbank.com.

Compensation Committee. The Compensation Committee is responsible for discharging the board’s responsibilities relating to compensation of the executives and directors. Among other things, the Compensation Committee evaluates human resources and compensation strategies; reviews and approves objectives relevant to executive officer compensation; evaluates performance and determines the compensation of our executive officers in accordance with those objectives; approves any changes to non-equity based benefit plans involving a material financial commitment; recommends to the board of directors compensation for directors; and evaluates performance in relation to the Compensation Committee charter.

The members of the Compensation Committee are Mses. Casey and Ruth and Messrs. Dolan, Minnick and Yasinsky, each of whom qualifies as an “independent director” as defined under the applicable rules and regulations of the SEC and NASDAQ, including those applicable to compensation committee members, a “non-employee” director under Rule 16b-3 of the Exchange Act and an “outside” director under Section 162(m) of the Internal Revenue Code. Mr. Dolan is the chairperson of our Compensation Committee.

The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The charter of the Compensation Committee is available on our investor relations website at http://investors.tristatecapitalbank.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for discharging the board’s responsibilities relating to the corporate governance of our organization. Among other things, the Nominating and Corporate Governance Committee identifies individuals qualified to be directors consistent with the criteria approved by the board of directors and recommends director nominees to the full board of directors; ensures that the Audit and Compensation Committees have the benefit of qualified “independent directors”; oversees management continuity planning; leads the board of directors in its annual performance review; and monitors our corporate governance principles and practices.

The members of the Nominating and Corporate Governance Committee are Mses. Casey and Ruth and Messrs. Minnick, Seidel and Yasinsky, each of whom qualifies as an “independent” director as defined under the applicable rules and regulations of the SEC and NASDAQ. Mr. Yasinsky is the chairperson of our Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee has adopted a written charter that among other things specifies the scope of its rights and responsibilities. The charter of the Nominating and Corporate Governance Committee is available on our investor relations website at http://investors.tristatecapitalbank.com.

Risk Committee. The Risk Committee is responsible for overseeing our enterprise-wide risk management framework. Among other things, the Risk Committee enhances the Board’s oversight and understanding of enterprise-wide risk management activities and effectiveness and serves as a point of contact between our board of directors and our management-level committees; monitors and reviews with management our risk tolerance and major risk exposures, including risk concentrations and correlations; reviews our enterprise risk management framework, including the policies and strategies employed by our management to identify, manage and monitor risks associated with our business objectives; and appoints, evaluates and determines the compensation for our internal auditors on non-financial reporting matters.

The members of the Risk Committee are Messrs. Bonvenuto, Buzzelli, Dewhurst and Dolan. Mr. Dewhurst is the chairperson of our Risk Committee.

The Risk Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The charter of the Risk Committee is available on our investor relations website at http://investors.tristatecapitalbank.com.

Board and Committee Meetings

During 2017, the board of directors held four (4) regular board meetings, with the following number of meetings held by the committees of the board of directors that existed during 2017: Audit, four (4); Compensation, six (6); Risk, six (6); and Nominating and Corporate Governance, four (4). In 2017 each director participated in at least 75% of the meetings of the board of directors and the committees of the Board on which the director served.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent registered public accounting firm the audited financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accountant communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence from the Company and its management. The firm did not provide non-audit services to the Company in the fiscal year ended December 31, 2017. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the review and discussion referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission.

This report is submitted on behalf of the Audit Committee.

Anthony J. Buzzelli, Chairperson
David L. Bonvenuto
E.H. (Gene) Dewhurst
Richard B. Seidel

Shareholder Communications with Directors

Shareholders who desire to communicate with the Board or a specific director should send any communication, in writing, to TriState Capital Holdings, Inc., One Oxford Centre, Suite 2700, 301 Grant Street, Pittsburgh, PA 15219, ATTN: Corporate Secretary. Any such communication should state the number of shares beneficially owned by the shareholder. TriState Capital’s Secretary will initially review all communications received. The Secretary will relay all such communications to the appropriate director or directors on a periodic basis unless the Secretary determines that the communication: does not relate to the business or affairs of TriState Capital or the functioning or constitution of the Board or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the Board; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through TriState Capital’s management and only in accordance with TriState Capital’s policies and procedures, as well as applicable laws and regulations relating to the disclosure of information.

BENEFICIAL OWNERSHIP

The following table provides information regarding the beneficial ownership of our voting stock as of April 2, 2018, for:

•	each person known to us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors and named executive officers; and

•	all directors and named executive officers, as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, based and in reliance on information filed with the SEC, in our files or furnished to us, including for any non-insider, filings made under Section 13 of the Securities Exchange Act of 1934. Except as indicated by the footnotes below, we believe, based on that information, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Directors and named executive officers share ownership in the table may include unvested shares of Restricted Stock granted under the Company’s 2014 Omnibus Incentive Plan that are subject to forfeiture and transfer restrictions until they vest. Unless otherwise noted, the address for each shareholder listed on the table below is: c/o TriState Capital Holdings, Inc., One Oxford Centre, Suite 2700, 301 Grant Street, Pittsburgh, Pennsylvania 15219.

The table below calculates the percentage of beneficial ownership of our common stock based on 28,976,214 shares of common stock outstanding as of April 2, 2018, except as follows. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or other convertible or exercisable securities held by that person that are currently exercisable or convertible or exercisable or convertible within 45 days of April 2, 2018; however, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of Common Stock
Name of Beneficial Owner	Number Excluding Options	Options(1)	Percent Excluding Options	Percent(2)
Greater than 5% Shareholders
Entities affiliated with Lovell Minnick (3)	4,878,049	—	16.8%	16.8%
The Banc Funds Company, L.L.C. (4)	1,785,883	—	6.2%	6.2%
Directors and Executive Officers
David L. Bonvenuto (5)	10,921	—	*	*
Anthony J. Buzzelli	22,000	2,000	*	*
Helen Hanna Casey (6)	67,055	33,000	*	*
E.H. (Gene) Dewhurst	13,000	33,000	*	*
James J. Dolan (7)	43,457	3,000	*	*
Brian S. Fetterolf (8)	187,018	27,500	*	*
James F. Getz (9)	1,264,332	65,446	4.4%	4.6%
James E. Minnick (10)	4,890,049	9,000	16.9%	16.9%
Kim A. Ruth (11)	11,000	—	*	*
A. William Schenck III (12)	109,225	—	*	*
Richard B. Seidel (13)	40,905	33,000	*	*
Mark L. Sullivan (14)	174,553	—	*	*
John B. Yasinsky (15)	39,500	21,000	*	*
All directors and executive officers as a group (13 persons)	6,873,015	226,946	23.7%	24.3%

*	Represents less than 1%.

(1)	Represents shares subject to options granted under the 2006 Stock Option Plan that are currently exercisable or exercisable within 45 days of April 2, 2018.

(2)
Percentage calculated based on number of shares outstanding as of April 2, 2018, plus the shares subject to options currently exercisable or exercisable within 45 days of April 2, 2018, for the named person or group but for no other person or group.

(3)
Represents 3,373,693 shares that are held of record by LM III TriState Holdings LLC and 1,504,356 shares that are held of record by LM III-A TriState Holdings LLC. Lovell Minnick Partners LLC is the managing member of Fund III UGP LLC, which is, in turn, the general partner of Lovell Minnick Equity Advisors III LP, which is, in turn, the general partner of each of Lovell Minnick Equity Partners III LP and Lovell Minnick

Equity Partners III-A LP. Lovell Minnick Equity Partners III LP is the managing member of LM III TriState Holdings LLC and Lovell Minnick Equity Partners III-A LP is the managing member of LM III-A TriState Holdings LLC. As an officer of Lovell Minnick Partners LLC, Mr. Minnick may be deemed to share beneficial ownership of the shares of our common stock held by the Lovell Minnick funds. Mr. Minnick disclaims beneficial ownership of such shares. Lovell Minnick Partners LLC has voting and dispositive power over these shares. The business address for each of LM III TriState Holdings LLC and LM III-A TriState Holdings LLC is 150 N. Radnor Chester Road, Suite A200, Radnor, Pennsylvania 19087.

(4)
Based upon a Schedule 13G/A filed with the SEC on February 13, 2018, jointly by Banc Fund VII L.P. ("BF VII"), an Illinois Limited Partnership, Banc Fund VIII L.P. ("BF VIII"), an Illinois Limited Partnership, Banc Fund IX L.P. ("BF IX"), an Illinois Limited Partnership, (collectively, the "Reporting Persons"). The general partner of BF VII is MidBanc VII L.P. ("MidBanc VII"), whose principal business is to be a general partner of BF VII. The general partner of BF VIII is MidBanc VIII L.P. ("MidBanc VIII"), whose principal business is to be a general partner of BF VIII. The general partner of BF IX is MidBan IX L.P. ("MidBan IX"), whose principal business is to be a general partner of BF IX. The general partner of MidBanc VII, MidBanc VIII, and MidBan IX is The Banc Funds Company, L.L.C., ("TBFC"), whose principal business is to be a general partner of MidBanc VII, MidBanc VIII, and MidBan IX. TBFC is an Illinois corporation whose principal shareholder is Charles J. Moore. Mr. Moore has been the manager of BF VII, BF VIII, and BF IX, since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the securities of the issuer held by each of those entities. As the controlling member of TBFC, Mr. Moore will control TBFC, and therefore each of the Partnership entities directly and indirectly controlled by TBFC. The business address for Reporting Persons is 20 North Wacker Drive, Suite 3300, Chicago, IL 60606.

(5)
In addition to common stock owned, Mr. Bonvenuto owns 1,000 depositary shares representing a 1/40th interest in the Company’s 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value.

(6)	Includes 25,000 shares held by Ms. Casey jointly of record with her spouse, Stephen Casey.

(7)
Includes 25,632 shares held by Mr. Dolan jointly of record with his spouse, Patricia D. Dolan; 3,200 shares held by Mr. Dolan’s spouse individually, with respect to which Mr. Dolan disclaims beneficial ownership; and 2,500 shares held by Charles Schwab and Co, Inc., Custodian of James J. Dolan Roth Contributory IRA.

(8)
Includes 39,385 shares held by Mr. Fetterolf jointly of record with his spouse, Jennifer Fetterolf; 13,334 shares held by Trust for Donald L. Fetterolf for which Mr. Fetterolf servers as one of two trustees and is a beneficiary of the trust; and 10,750 shares held by Crosshair Ventures, L.P. for which Mr. Fetterolf is the President of and has an interest in its general partner. In addition to common stock owned, Mr. Fetterolf owns 4,000 depositary shares representing a 1/40th interest in the Company’s 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value.

(9)
Includes of 160,618 shares held by Barclays Capital, Inc., FBO James F. Getz Individual Retirement Account; 287,173 shares held by Getz Enterprises, L.P. of which Mr. Getz is the General Partner (all of which are pledged as collateral by Getz Enterprises, L.P.); 61,252 shares held by Mr. Getz jointly of record with his spouse, Elinor M. Getz (all of which are pledged as collateral by Mr. and Mrs. Getz). 503,334 of the 668,138 shares owned individually by Mr. Getz are pledged as collateral by Mr. Getz.

(10)	Includes shares held of record by LM III TriState Holdings LLC and by LM III-A TriState Holdings LLC. See footnote 3 above.

(11)	Includes 5,000 shares held by Ms. Ruth jointly of record with her spouse, David Ruth.

(12)
Includes 100,000 shares held by the A. William Schenck III Revocable Trust for which Mr. Schenck serves as Trustee; 8,700 shares held by Mr. Schenck jointly of record with his spouse, Mikell Schenck; and 400 shares held as custodian for the benefit of Mr. Schenck’s four grandchildren.

(13)	Includes 5,000 shares held by Mr. Seidel’s spouse, Ann Seidel, with respect to which Mr. Seidel disclaims beneficial ownership.

(14)	Includes 15,000 shares held by FMT Co-Custodian for IRA Rollover FBO Mark L. Sullivan. 100,045 of the shares of common stock are pledged as security by Mr. Sullivan.

(15)	Includes 27,500 shares held by Mr. Yasinsky jointly of record with his wife, Marlene A. Yasinsky.

We have adopted a comprehensive and detailed insider trading policy that regulates trading by our insiders, including the named executive officers and directors. Among other things, our executive officers and directors are prohibited from holding our common stock in margin accounts or pledging our common stock as collateral for a loan; provided, however, that our Securities Counsel may on a case-by-case basis grant an exception to the prohibition against holding our securities in a margin account or pledging our common stock as collateral for a loan (not including margin debt) if the executive officer or director can clearly demonstrate the financial capacity to repay the loan without resort to the pledged common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are also required to furnish TriState Capital with copies of all such reports they file. Based solely upon a review of the reports filed pursuant to Section 16 of the Exchange Act and written representations of our executive officers and directors, TriState Capital believes that its directors, executive officers and greater than 10% beneficial owners timely filed all reports required under Section 16, except that due to an administrative oversight, Mr. Sullivan reported, in a Form 4 filed in March 2018, a grant of 20,023 shares of the Company’s restricted common stock from January 16, 2018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and named executive officers described in the “Executive Compensation” section to follow, below is a description of each transaction since January 1, 2017, and each proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•
any of our directors, named executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Ordinary Banking Relationships

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have participated in transactions with, TriState Capital Bank or us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Such related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the record date, April 2, 2018, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

For additional information on related party transactions, please refer to Note 20 “Related Party Transactions” in the Company’s Annual Report on Form 10-K

Policies and Procedures Regarding Related Party Transactions

Transactions by TriState Capital or our affiliates with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by TriState Capital Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by TriState Capital Bank to its executive officers, directors, and principal shareholders). We and our wholly owned subsidiary, TriState Capital Bank, have adopted policies designed to ensure compliance with these regulatory requirements and restrictions.

In addition, our board of directors adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and NASDAQ concerning related party transactions. Related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of TriState Capital Holdings, Inc. include directors (including nominees for election as directors), executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. Our Chief Risk Officer, in consultation with management and outside counsel, as appropriate, reviews potential related party transactions to determine if they are subject to the policy and, if they are, whether to approve or disapprove them, subject to review by the Nominating and Corporate Governance Committee, or to refer them to that committee without an approval or disapproval. In determining whether to approve or ratify the Chief Risk Officer’s approval of a related party transaction, the Nominating and Corporate Governance Committee considers, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interest for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. Our Related Party Transactions Policy is available on our investor relations website at http://investors.tristatecapitalbank.com.

EXECUTIVE COMPENSATION

Our named executive officers for 2017, which consist of our principal executive officer and the two other most highly compensated executive officers, are:

•	James F. Getz, President and Chief Executive Officer of TriState Capital and Chairman of the Board of TriState Capital and TriState Capital Bank;

•	Mark L. Sullivan, Vice Chairman and Chief Financial Officer of TriState Capital and TriState Capital Bank; and

•	Brian S. Fetterolf, President and Chief Executive Officer of TriState Capital Bank.

We have not entered into employment agreements with any of our named executive officers, each of whom serve at the pleasure of our board of directors and is an “at will” employee.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for our fiscal years ended December 31, 2017, 2016 and 2015. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by TriState Capital Bank, where each serves as an executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Restricted Stock Awards ($) (2)	Stock Option Awards ($) (2)	Non-equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
James F. Getz (4)	2017	$945,000	$709,707	$2,087,266	$—	$—	$34,483	$3,776,456
Chairman, President and Chief Executive Officer	2016	945,000	798,632	1,080,508	—	—	37,077	2,861,217
	2015	945,000	789,075	1,289,937	—	—	36,457	3,060,469

Mark L. Sullivan (5)	2017	500,000	360,938	479,551	—	—	31,865	1,372,354
Vice Chairman and Chief Financial Officer	2016	500,000	401,625	613,372	—	—	31,281	1,546,278
	2015	500,000	425,000	74,994	—	—	30,370	1,030,364

Brian S. Fetterolf (6)	2017	397,917	189,473	921,093	—	—	36,507	1,544,990
President and Chief Executive Officer, TriState Capital Bank

(1)
The bonus compensation plan is based upon established goals for pre-tax income and earnings per share. Performance metrics are also used to further align the interests of the Company, our shareholders and the plan participants. Those metrics encompass credit quality, profitability, budget/efficiencies and safety and soundness. The bonus compensation plan is actively overseen by our Compensation Committee and reviewed by our full board of directors. Mr. Getz’s, Mr. Sullivan’s and Mr. Fetterolf’s bonuses for 2017 were not paid until January 2018. Mr. Getz’s and Mr. Sullivan’s bonuses for 2016 were not paid until January 2017. Mr. Getz’s and Mr. Sullivan’s bonus for 2015 was not paid until January 2016.

(2)
Represents the aggregate grant date fair value calculated in accordance with applicable accounting guidance without regard to forfeitures. For additional information on our accounting for such awards, please refer to Note 16 “Stock-Based Compensation Programs” in the Company’s Annual Report on Form 10-K. Mr. Getz’s, Mr. Sullivan’s and Mr. Fetterolf’s stock awards for 2017 were not granted until January 2018. Mr. Getz’s and Mr. Sullivan’s stock awards for 2016 were not granted until January 2017. Mr. Getz’s and Mr. Sullivan’s stock awards for 2015 were not granted until January 2016.

(3)	See table below for all other compensation.

(4)
All restricted stock awards are issued under the Company's 2014 Omnibus Incentive Plan either for achievement of certain key and other financial performance criteria for the Company or are elected by the recipient in lieu of cash payment under the incentive program and vest in three years. For the 2017 restricted stock awards, Mr. Getz elected to receive 34,526 shares of this restricted stock in lieu of cash payments under the incentive compensation program applicable to him. The remaining 52,625 shares were issued to him as a restricted stock award under that incentive compensation program as a result of achieving certain key financial and other performance criteria for the Company.

(5)
All restricted stock awards are issued under the Company's 2014 Omnibus Incentive Plan either for achievement of certain key and other financial performance criteria for the Company or are elected by the recipient in lieu of cash payment under the incentive program and vest over time. For the 2017 restricted stock awards, Mr. Sullivan elected to receive 5,023 shares of this stock, all of which are shares of restricted stock issued under the Company's 2014 Omnibus Incentive Plan that vests in three years, in lieu of cash payments under the incentive compensation program applicable to him. The remaining 15,000 shares were issued to him as a restricted stock award under that incentive compensation program and vest over five years.

(6)
All restricted stock awards are issued under the Company's 2014 Omnibus Incentive Plan either for achievement of certain key and other financial performance criteria for the Company or are elected by the recipient in lieu of cash payment under the incentive program and vest over time. For the 2017 restricted stock awards, Mr. Fetterolf elected to receive 18,459 shares of this stock, all of which are shares of restricted stock issued under the Company's 2014 Omnibus Incentive Plan that vests in three years, in lieu of cash payments under the incentive compensation program applicable to him. The remaining 20,000 shares were issued to him as a restricted stock award under that incentive compensation program and vest over five years.

All Other Compensation Table

Name and Principal Position	Year	Health Insurance Premiums	Life & Disability Insurance Premiums	Car Allowance	Employer 401(k) Contributions	Professional Advisory Fees	Total All Other Compensation
James F. Getz	2017	$17,676	$1,807	$6,900	$8,100	$—	$34,483
Chairman, President and Chief Executive Officer	2016	20,121	2,106	6,900	7,950	—	37,077
	2015	19,847	1,760	6,900	7,950	—	36,457

Mark L. Sullivan	2017	1,148	1,807	6,900	8,100	13,910	31,865
Vice Chairman and Chief Financial Officer	2016	1,030	2,106	6,900	7,950	13,295	31,281
	2015	975	1,760	6,900	7,950	12,785	30,370

Brian S. Fetterolf	2017	19,377	2,130	6,900	8,100	—	36,507
President and Chief Executive Officer; TriState Capital Bank

Our Compensation Committee periodically evaluates the compensation and benefit programs for our named executive officers and senior management team and makes adjustments intended to achieve our objectives, which include attracting and retaining qualified personnel, managing our compensation expense and related risks, and providing a strong link between performance and pay.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers on December 31, 2017. All of the awards shown in the table below were granted under the 2006 Stock Option Plan or the 2014 Omnibus Incentive Plan. All of the options awards shown in the table below were granted with a per share exercise price equal to the fair market value of our common stock on the grant date.

		Stock Option Awards				Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (2)
James F. Getz	1/12/2017					49,793	$1,145,239
James F. Getz	1/14/2016					105,387	$2,423,901
James F. Getz	1/16/2015					9,624	$221,352
James F. Getz	1/16/2015	32,080	32,081	$10.31	1/15/2025
James F. Getz	1/2/2014	866	28,366	$11.66	1/2/2024
James F. Getz	12/31/2012	47,500		$10.25	12/31/2022
Mark L. Sullivan	1/12/2017					28,266	$650,118
Mark L. Sullivan	1/14/2016					6,127	$140,921
Mark L. Sullivan	1/16/2015					5,092	$117,116
Brian S. Fetterolf	1/12/2017					23,456	$539,488
Brian S. Fetterolf	1/14/2016					51,634	$1,187,582
Brian S. Fetterolf	1/16/2015					10,000	$230,000
Brian S. Fetterolf	1/2/2014	5,000	5,000	$11.66	1/2/2024
Brian S. Fetterolf	12/31/2012	5,000		$10.25	12/31/2022
Brian S. Fetterolf	12/31/2011	5,000		$9.32	12/31/2021
Brian S. Fetterolf	1/1/2011	5,000		$8.00	1/1/2021
Brian S. Fetterolf	7/27/2009	7,500		$12.00	7/27/2019

(1)
Represents stock options, 50% of which vest on the date that is two and one-half years following the grant date, and the remaining 50% of which vest on the fifth anniversary of the grant date. All of the stock options shown in the table above were granted with a per share exercise price equal to the fair market value of our common stock on the grant date. For information regarding valuation of options, please refer to Note 16 “Stock-Based Compensation Programs” in the Company’s Annual Report on Form 10-K. During 2016, Mr. Getz exercised options for 75,000 shares. In addition, Mr. Sullivan agreed with the Company to cancel options for 500,000 shares for a price determined based on the difference between the market value and exercise price, adjusted to reflect the discount that would have occurred in the case of a block trade of similar size.

(2)	Represents the fair market value of shares that have not vested as of December 31, 2017. Restricted stock awards vest as to 100% of the shares three years after the grant date.

Supplemental Executive Retirement Plan

On February 28, 2013, the Company entered into a supplemental executive retirement plan (“SERP”) for the Chairman and Chief Executive Officer. The benefits are earned over a five year period with the projected payments for this SERP of $25,000 per month for 180 months commencing the latter of retirement or 60 months. For the years ended December 31, 2017, 2016 and 2015, the Company recorded expense related to SERP of $513,000, $919,000 and $791,000, respectively, utilizing a discount rate of 3.59%, 2.15% and 2.98%, respectively. The recorded liability was $3.5 million, $3.0 million and $2.1 million as of December 31, 2017, December 31, 2016 and December 31, 2015, respectively.

401(k) Retirement Plan

We maintain a defined contribution 401(k) retirement savings plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to our 401(k) plan and income earned on those contributions are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 84% of his or her pre-tax compensation, up to a statutory limit of $18,000 for 2016 and $18,000 for 2017. Participants who are at least 50 years old are also entitled to make “catch-up” contributions, which may be up to an additional $6,000 above the statutory limit in 2016 and an additional $6,000 in 2017.

Beginning in 2011, we automatically contributed three percent of our employee’s semi-monthly base salary to the employee’s 401(k) plan on a per pay basis, subject to IRS limitations. Full-time employees and certain part-time employees are eligible to participate upon the first month following their first day of employment or having attained age 21, whichever is later. Substantially all of our employees received an automatic contribution of three percent of their base salary in 2017. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employer contributions vest as per our 401(k) plan document. Employee and employer contributions are held and invested by the plan’s trustee.

Compensation of Directors

We pay our non-employee directors based on the directors’ participation in board of directors and committee meetings held throughout the year at TriState Capital and TriState Capital Bank. Messrs. Getz, Schenck, Sullivan and Fetterolf are employees of TriState Capital Bank and as such, do not receive any direct remuneration for serving as directors of TriState Capital or TriState Capital Bank. During 2017, non-employee directors each received an annual retainer of $30,000. In addition directors received $1,500 per in-person board or committee meeting attended and $1,000 per telephonic board or committee meeting attended. The chairperson of our Audit Committee receives an annual fee of $12,000, the chairperson of each the Risk Committee and the Compensation Committee receives an annual fee of $10,000, and the chairperson of the Nominating and Corporate Governance Committee receive an annual fee of $7,000 as compensation for their services as chairpersons of such committees.

We have also granted restricted stock awards to our directors as compensation for their services. In 2017, each of our non-employee directors received restricted stock awards of 3,000 shares of our outstanding common stock with a grant date fair value of $24.15 per share. It is contemplated that non-employee directors will receive similar grants of restricted stock for their service as members of our board of directors in future years.

The following table sets forth compensation paid, earned or awarded during 2017 to each of our directors other than Messrs. Getz, Sullivan and Fetterolf, whose compensation is described in the “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($) (2)	Restricted Stock Awards ($) (3)	Stock Option Awards ($) (3)	Total ($)
David L. Bonvenuto	$64,000	$72,450	$—	$136,450
Anthony J. Buzzelli	75,000	72,450	—	147,450
Helen Hanna Casey	52,000	72,450	—	124,450
E.H. (Gene) Dewhurst	74,000	72,450	—	146,450
James J. Dolan	68,000	72,450	—	140,450
James E. Minnick	55,000	72,450	—	127,450
Kim A. Ruth	65,000	72,450	—	137,450
A. William Schenck III (1)	473,393	—	—	473,393
Richard B. Seidel	58,000	72,450	—	130,450
John B. Yasinsky	60,000	72,450	—	132,450

(1)
Mr. Schenck did not receive any direct remuneration for serving as a director of TriState Capital or TriState Capital Bank during 2017 since he was an officer during the year. The amount reported above includes his base compensation and other fringe benefits.

(2)
The amounts reported above include retainer fees paid in cash in December 2016, but earned in 2017 of $42,000 to Mr. Buzzelli; $40,000 to Mr. Dewhurst; $38,000 to Ms. Ruth; $37,000 each to Mr. Dolan and Mr. Yasinsky; and $30,000 to each of the remaining directors (except Mr. Schenck). The amounts reported exclude retainer fees paid in cash in December 2017 for services to be performed in 2018 of $42,000 to Mr. Buzzelli; $40,000 to each Mr. Dewhurst and Mr. Dolan; $37,000 to Mr. Yasinsky; and $30,000 to each of the remaining directors (except Mr. Schenck).

(3)
The amount reported represents the grant date fair value of restricted stock or stock option awards granted during the applicable fiscal year and does not represent an amount paid to or realized by the director during the applicable fiscal year. The fair market value of each grant award is estimated on the date of grant using the Black-Scholes option pricing model and the weighted average assumptions. For additional information regarding valuations, please refer to Note 16 “Stock-Based Compensation Programs” in the Company’s Annual Report on Form 10-K. Restricted stock awards vest as to 100% of the shares three years after the grant date.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our Articles of Incorporation and Bylaws, as well as the Articles of Incorporation and Bylaws of TriState Capital Bank.

EQUITY COMPENSATION PLANS

The following table provides information related to equity compensation plans as of December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	946,343	$10.67	1,388,965
Equity compensation plans not approved by shareholders	—	—	—
Total	946,343	$10.67	1,388,965

(1)	Excludes 1,137,843 shares of restricted stock awards that were issued and unvested as of December 31, 2017.

ADDITIONAL INFORMATION

Shareholder Nominees for Director

Shareholders may submit nominees for director in accordance with the Company’s Bylaws. Under the Company’s Bylaws, a shareholder’s notice to nominate a director must be in writing and set forth (1) as to each proposed nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) as to such shareholder, the shareholder’s name and address, and the class and number of shares of stock of the Company that are beneficially owned by such shareholder. Nominations for director for the 2019 Annual Meeting of shareholders must generally be delivered no later than 180 days, and no more than 270 days prior to the 2019 Annual Meeting of shareholders. Nominations should be directed to: TriState Capital Holdings, Inc., One Oxford Centre, Suite 2700, 301 Grant Street, Pittsburgh, PA 15219, ATTN: Corporate Secretary.

Shareholder Proposals for 2019

Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s Annual Meeting of shareholders in 2019 may do so by following the procedures prescribed in Exchange Act Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company at the following address: TriState Capital Holdings, Inc., One Oxford Centre, Suite 2700, 301 Grant Street, Pittsburgh, PA 15219, ATTN: Corporate Secretary, no later than December 18, 2018.

Advance Notice Procedures

Under the Company’s Bylaws, no business may be brought before an annual meeting unless it is brought before the meeting by or at the direction of the Board or by a shareholder who has delivered timely notice to the Company. Such notice must contain certain information specified in the Bylaws and be delivered no later than 180 days and no more than 270 days prior to the meeting to the following address: TriState Capital Holdings, Inc., One Oxford Centre, Suite 2700, 301 Grant Street, Pittsburgh, PA 15219, ATTN: Corporate Secretary. These requirements are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Annual Report

A copy of the Company’s 2017 Annual Report on Form 10-K was distributed with these proxy materials and is also available on our website at http://www.tscbank.com/annualmeetingmaterials. Upon written request, the Company will furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2017.

Other Matters

Management knows of no other matters to be brought before the Annual Meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented by the proxies on such matter as determined by a majority of the Board. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

TRISTATE CAPITAL HOLDINGS, INC. - ANNUAL MEETING OF SHAREHOLDERS, MAY 17, 2018

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Via the Internet at https://www.cesvote.com and follow the instructions.
or

2.	Call toll free 1-888-693-8683 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY
TRISTATE CAPITAL HOLDINGS, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 17, 2018
9:00 a.m., Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The signer hereby appoints James F. Bauerle and Brian S. Fetterolf, or any successors thereto, each with full powers of substitution, to act as attorney and proxy for the signer to vote all shares of the common stock (“TriState Capital Common Stock”) of TriState Capital Holdings, Inc. (“TriState Capital”), which the signer is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held on Thursday, May 17, 2018, at the offices of TriState Capital Bank, located at One Oxford Centre, 301 Grant Street, Suite 2900, Pittsburgh, PA 15219, at 9:00 a.m., Eastern Time, and at any and all adjournments thereof, as indicated on the reverse hereof.
Only the shareholders of record on April 2, 2018, are entitled to notice of, attend and to vote at the Meeting or any adjournment thereof.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

The Board of Directors of TriState Capital recommends that you vote “FOR” the Election of Class II Directors and “FOR” the ratification of KPMG LLP.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET, TELEPHONE OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

6217

REVOCABLE PROXY
TRISTATE CAPITAL HOLDINGS, INC.
ANNUAL MEETING OF SHAREHOLDERS MAY 17, 2018

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1.	By Internet; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Mail.
To Vote by Internet:
Go to https://www.cesvote.com prior to 3:00 a.m., May 17, 2018. (Use Control Number at the bottom of the page)
To Vote by Telephone:
Call 1-888-693-8683 Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., May 17, 2018. (Use Control Number at the bottom of the page)
Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.
Mark here if you plan to attend the meeting.	☐
Mark here for address change.	☐

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL
PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE
	For	With-hold	For All Except		For	Against	Abstain
1. ELECTION OF CLASS II DIRECTORS	☐	☐	☐	2. RATIFICATION OF AUDITORS	☐	☐	☐

Nominees:
(01) James F. Getz - 4 Year Term
(02) Kim A. Ruth - 4 Year Term
(03) Richard B. Seidel - 4 Year Term

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

  The signer acknowledges receipt from TriState Capital prior to execution of this Proxy of the Notice of Annual Meeting and the Proxy Statement. The signer hereby revokes any and all proxies heretofore given with respect to the signer’s shares of TriState Capital Common Stock.

Date

Please be sure to date and sign this proxy card in the box below.

  Should the signer be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of TriState Capital at the Meeting of the shareholders’ decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Sign above	Co-holder (if any) sign above

Where shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.
Control Number